Exhibit 99.1



                Metris Companies Announces Change at CFO Position

MINNETONKA, Minn. (August 5, 2004) - Metris Companies Inc. (NYSE: MXT) announced today the resignation of Chief Financial Officer John Witham.

"We thank John for his service and contributions to Metris over the last two years and wish him well in all his future endeavors," said Metris Chairman and CEO David Wesselink.

Metris also announced that William A. Houlihan, Managing Director in the Financial Institutions Group of JPMorgan Chase, and former CFO of Hudson United Bancorp, will join Metris as Executive Vice President and CFO effective August 9.

Houlihan has more than 27 years of diversified financial services and management experience. Before joining JPMorgan Chase in November 2003, he spent three years as Executive Vice President and CFO at Hudson United Bancorp in Mahwah, N.J., where he was responsible for all finance and treasury areas of the bank.

Prior to that, Houlihan served as a Managing Director of the investment banking firm of Keefe, Bruyette & Woods. He also has held investment banking positions at Bear, Stearns & Co. and Goldman Sachs, where he interfaced with a variety of clients in the financial services area.

A Certified Public Accountant, Houlihan holds a bachelor's degree in accounting from Manhattan College and an M.B.A. in finance from the New York University Graduate School of Business.

"We are pleased to welcome Bill to the Metris team," Wesselink said. "He brings a wealth of experience that will be extremely helpful as we continue to restore the company to acceptable levels of profitability."

Metris Companies Inc., based in Minnetonka, Minn., is one of the largest bankcard issuers in the United States. The company issues credit cards through Direct Merchants Credit Card Bank, N.A., a wholly owned subsidiary headquartered in Phoenix, Ariz. For more information, visit www.metriscompanies.com or www.directmerchantsbank.com.

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, our high liquidity requirement and our need to enter into financing transactions on a regular basis; the risk of reduced funding availability and increased funding costs; the higher delinquency and charge-off rates of our targeted middle-market consumers as compared to higher income consumers; the risk that certain events could result in early amortization (required repayment) of the securities issued by the Metris Master Trust; the risk that the recent improvement in our delinquency and charge-off rates may not continue; the risk that Direct Merchants Bank's regulators could impose additional restrictions that could negatively impact our operations or financial condition, including further restrictions or limitations relating to Direct Merchants Bank's minimum capital and credit loss reserve requirements and its ability to pay distributions to us; risks associated with Direct Merchants Bank's ability to operate in accordance with its regulatory restrictions, including those in its modified operating agreement with the OCC; the risk that we could be required to provide support to Direct Merchants Bank; risks associated with fluctuations in the value of and income earned from our retained interests in securitizations; interest rate risk, including the risk of adverse changes in the interest rates on the funds we borrow and the amounts we loan to our credit card customers; risks associated with the intense competition we face; the effect of laws and regulations that apply to us, or adverse changes in those laws or regulations, including, among others, laws and regulations that limit the fees and charges that we are allowed to impose, regulate our practices for collection and sharing of non-public customer information, govern the sale and terms of products and services we offer and require that we obtain and maintain licenses and qualifications; the risk that we may be adversely affected by litigation involving us, by our ongoing SEC and OCC investigations or by the IRS's examination of our treatment of certain credit card fees as original issue discount; the effects of our previous restatements of our financial results; the outcome of antitrust litigation involving MasterCard(R) and Visa(R) and other industry-wide risks including, among others, the risk of fraud by cardholders and third parties and the risk of decreased consumer acceptance of credit card products; and general economic conditions that can have a negative impact on the performance of credit card loans and the marketing of our credit protection, insurance and other products.

For further information on risk factors that could impact the Company, and statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as amended.

Paul Major
Director, Investor Relations
Phone: 952.417.5752
Fax: 952.417.5613